UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2025

Gesher Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42562	98-1833264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3141 Walnut Street, Suite 203b
Denver, Colorado 80205

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 993-1560

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	GSHRU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	GSHR	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	GSHRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2025, the board of directors (the “Board”) of Gesher Acquisition Corp. II (the “Company”) appointed Derek Jensen Sr. as a director of the Board, effective as of July 23, 2025.

Mr. Jensen currently serves as the CFO and Head of Corporate Development of Swave Photonics Inc since June 2025. Previously he served as the Chief Financial Officer and Director of SK Growth Opportunities from December 2021 until the consummation of its business combination with Webull Corporation in April 2025. From 2020 to 2021, Mr. Jensen served as the Vice President of Corporate Development of GDG, where he was responsible for sourcing and executing mergers and acquisitions and strategic investments for SK in the United States. Prior to this role, Mr. Jensen served as Vice President of Corporate Business Development at Magic Leap from 2018 to 2020, Vice President of Corporate Development and Head of M&A at GlobalFoundries from 2016 to 2018, Vice President of Corporate Development at Xperi (formerly Tessera Technologies) from 2015 to 2016. In addition, from 2017 to 2018, Mr. Jensen served as a director on the board of Ineda Systems Inc. Prior to his corporate development leadership roles, Mr. Jensen spent nearly a decade working in investment banking, at Citigroup Global Markets Inc. (from 2010 to 2012), UBS Securities LLC (from 2006 to 2010), Deutsche Bank Securities Inc. (from 2004 to 2006) and Deutsche Bank AG (from 2002 to 2004), principally covering the semiconductor and electronics sectors. Mr. Jensen received an MBA in Finance and Economics from the University of Chicago Booth School of Business, an MS in Mechanical Engineering from the University of Illinois at Chicago, and a BME in Mechanical Engineering from the University of Minnesota.

No family relationships exist between Mr. Jensen and any other directors or executive officers of the Company. Mr. Jensen is not party to any arrangements with any other person pursuant to which he was nominated as a director. There are no transactions to which the Company is or was a participant and in which Mr. Jensen has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Jensen signed a joinder to that certain letter agreement dated as of March 20, 2025, by and among the Company, its officers, its directors and  Gesher Acquisition Sponsor II LLC, pursuant to which, among other things, the signatories agreed to waive certain redemption rights and to vote any ordinary shares of Company they hold in favor of an initial business combination. Mr. Jensen also entered into a standard director indemnity agreement with the Company, a form of which was filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed with the SEC on January 28, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GESHER ACQUISITION CORP. II

	By:	/s/ Ezra Gardner
		Name:	Ezra Gardner
		Title:	Chief Executive Officer

Dated: July 23, 2025

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